EXHIBIT 10.3

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

(NON-CREST ENTITIES)

made by

CHENIERE COMMON UNITS HOLDING, LLC

as Borrower,

EACH AFFILIATE OF THE BORROWER LISTED AS A

GUARANTOR ON THE SIGNATURE PAGES HERETO,

and

EACH AFFILIATE OF THE BORROWER LISTED AS A

GRANTOR ON THE SIGNATURE PAGES HERETO

in favor of

THE BANK OF NEW YORK MELLON, as Collateral Agent

dated as of August 15, 2008

i

5.08	Investment Property	23
5.09	Receivables	24
5.10	Intellectual Property	24
5.11	Contracts	27
5.12	Commercial Tort Claims	27

SECTION 6.	REMEDIAL PROVISIONS	27

6.01	Certain Matters Relating to Receivables	27
6.02	Communications with Obligors; Grantors Remain Liable	28
6.03	Pledged Securities	28
6.04	Proceeds to be Turned Over To Collateral Agent	29
6.05	Application of Proceeds	30
6.06	Code and Other Remedies	30
6.07	Registration Rights	32
6.08	Deficiency	33
6.09	Grant of Intellectual Property License	33
6.10		33
6.11	For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Section 6 at such time as the Collateral Agent is lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive, royalty-free license to use, assign, license or sublicense any or all of the Intellectual Property now owned or hereafter created, or acquired by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.	33

SECTION 7.	THE COLLATERAL AGENT	33

7.01	Collateral Agent’s Appointment as Attorney-in-Fact, etc	33
7.02	Duty of Collateral Agent	35
7.03	Filing of Financing Statements	35
7.04	Authority of Collateral Agent	35
7.05	Appointment of Co-Collateral Agents	36

SECTION 8.	MISCELLANEOUS	36

8.01	Amendments in Writing	36
8.02	Notices	36
8.03	No Waiver by Course of Conduct; Cumulative Remedies	36
8.04	Enforcement Expenses; Indemnification	36
8.05	Successors and Assigns	38
8.06	Set-Off	38
8.07	Counterparts	38

8.08	Severability	39
8.09	Section Headings	39
8.10	Integration	39
8.11	APPLICABLE LAW	39
8.12	Submission to Jurisdiction; Waivers	39
8.13	Acknowledgments	39
8.14	Releases	40
8.15	WAIVER OF JURY TRIAL	40
8.16	Reinstatement	41
8.17	Multiple Capacities	41

Schedules:

Schedule 1	List of Pledgors and Intercompany Loan Parties
Schedule 4.03	Filings and Other Actions Required to Perfect Security Interests
Schedule 4.07(a)	Description of Pledged Equity Interests
Schedule 4.07(b)	Description of Pledged Debt Securities
Schedule 4.07(c)	Description of Pledged Accounts
Schedule 4.11	Commercial Tort Claims
Schedule 4.12(a)	Material Contracts

GUARANTEE AND COLLATERAL AGREEMENT dated as of August 15, 2008, made by CHENIERE COMMON UNITS HOLDING, LLC, a Delaware limited liability company (the “Borrower”), each affiliate of the Borrower listed as a Guarantor on the signature pages hereto (together with any other entity that may become a party hereto as a guarantor as provided herein, the “Guarantors”) and each affiliate of the Borrower listed as a grantor on the signature pages hereto (together with any other entity that may become a party hereto as a grantor as provided herein, the “Grantors”; together with the Guarantors, the “Loan Parties” and each a “Loan Party”) in favor of THE BANK OF NEW YORK MELLON (“BNY”), as collateral agent (in such capacity and together with its successors, the “Collateral Agent”) for the financial institutions or entities (the “Lenders”) from time to time parties to that certain Credit Agreement, dated as of August [    ], 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among each affiliate of CHENIERE COMMON UNITS HOLDING, LLC, a Delaware limited liability company (the “Borrower”), the affiliates of Borrower signatory thereto, the Lenders and BNY, as administrative agent (in such capacity and together with its successors, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each of the Loan Parties;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Loan Parties in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the Loan Parties are engaged in related businesses, and each Loan Party has determined that it will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and that such extensions of credit are necessary or convenient to the conduct, promotion or attainment of the business of the Borrower and its affiliated group of companies; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Loan Parties shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties (as hereinafter defined);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Loan Party hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.01 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Deposit Account, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 5.10(k).

“Agreement” shall mean this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“All Assets Grantors” shall mean the Borrower and the Pipeline Owners.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Borrower Obligations” shall mean the collective reference to the unpaid principal of the Loans, interest accruing on the Loans (including Permitted Accrued Interest and interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Loan Parties to the Collateral Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, reasonable out-of-pocket fees, indemnities, costs, reasonable out-of-pocket expenses (including all reasonable fees, charges and disbursements of counsel to the Collateral Agent or to any Lender that are required to be paid by any Loan Party in accordance with the Credit Agreement or any other Loan Document in accordance with the Credit Agreement) or otherwise. Notwithstanding the foregoing, “Borrower Obligations” shall not include any liability of the Borrower or any other Loan Party for the obligations of CEI under this Agreement.

“Closing Date” shall mean the date hereof.

“Collateral” shall have the meaning assigned to such term in Section 3.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 6.01 or 6.04.

“Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies), investments (including all Permitted Investments) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Common Units” shall have the meaning assigned to such term in Section 6.07(a).

“Contracts” shall mean all contracts and agreements between any All Assets Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such contracts and to exercise all remedies thereunder.

“Copyright Licenses” shall mean any and all agreements, license, or covenants, whether written or oral, naming any All Assets Grantor as licensor or licensee, granting any right in, to or under any Copyright or otherwise providing for a covenant not to sue, including the grant of rights to reproduce, distribute, perform, publicly display, and make derivative works of any work protected by copyright.

“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office, (ii) the right to, and to obtain, all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any and all past, present, and future infringements and other violations thereof, (iv) all Proceeds of the foregoing, including license, royalties, income, payments, claims, damages, and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all Copyright Licenses entered into in connection therewith), and (vi) all other rights of any kind whatsoever of any All Assets Grantor accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement” shall have the meaning assigned to such term in the preamble.

“dollars” or “$” shall mean lawful money of the United States of America.

“Excluded Assets” shall mean:

(i) any lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if the grant of a security interest therein shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above;

(ii) in the case of any Pledgor (other than the All Assets Grantors), all of its Personal Property, except for the Pledged Equity Interests and all rights and privileges of such Pledgor with respect to the foregoing and all proceeds of the foregoing;

(iii) in the case of any Intercompany Loan Party (other than the All Assets Grantors), all of its Personal Property except for the Global Intercompany Note and all rights and privileges of such Intercompany Loan Party with respect to the foregoing and all proceeds of the foregoing;

(iv) in the case of Cheniere LNG Holdings, LLC, all of its Personal Property except for such Grantor’s right, title, interest and privileges in, to and under (a) the Pledged Equity Interests, (b) the TUA Account and (c) that certain Blocked Account Control Agreement (“Lending Control”), dated as of August 15, 2008, by and among Cheniere LNG Holdings, LLC, the Collateral Agent and JPMorgan Chase Bank, N.A., as depositary and all and all proceeds of the foregoing; and

(v) in the case of the Pipeline Owners any surplus pipe owned by such Grantor and stored at 5200 Curtis Lane, New Iberia, LA, 70560.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the New York UCC and, in any event, including with respect to any All Assets Grantor, all rights of such Grantor to receive any tax refunds and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder and (iv) all rights of such Grantor to terminate and to perform and compel performance and to exercise all remedies thereunder.

“Global Intercompany Note” shall mean the Subordinated Intercompany Note, dated as of August 15, 2008, in the form of Exhibit F to the Credit Agreement.

“Grantors” shall have the meaning assigned to such term in the preamble.

“Guarantor Obligations” shall mean with respect to any Grantor or Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Grantor or Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, reasonable out-of-pocket fees, indemnities, costs and expenses (including all reasonable fees and disbursements of counsel to any Secured Party that are required to be paid by such Grantor or Guarantor pursuant to the terms of this Agreement or any other Loan Document in accordance with the Credit Agreement) or otherwise. Notwithstanding the foregoing, “Guarantor Obligations” shall not include any liability of any Guarantor (other than CEI) for the obligations of CEI under this Agreement.

“Guarantors” shall have the meaning assigned to such term in the preamble.

“Insurance” shall mean (i) all property and casualty insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to any intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, together with URLs, domain names, content of websites and databases, and all rights to sue at law or in equity or otherwise recover for any and all past, present and future infringement, misappropriation, dilution or other violation or impairment of rights therein, including the right to receive all Proceeds and damages therefrom, including license fees, royalties, income, payments, claims, damages, and proceeds of suit now and hereafter due and/or payable with respect thereto, and all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto throughout the world.

“Intellectual Property Collateral” shall mean that portion of the Collateral that constitutes Intellectual Property.

“Intercompany Loan Party” shall mean any Grantor whose name appears under the heading “Intercompany Loan Party” on Schedule 1 hereto (as such schedule may be amended or supplemented from time to time).

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not otherwise constituting “investment property,” all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuers” shall mean the collective reference to each issuer of a Pledged Security.

“Lenders” shall have the meaning assigned to such term in the preamble.

“Licensed Intellectual Property” shall have the meaning assigned to such term in Section 4.09(a).

“Material Contract” shall mean each contract pursuant to which any All Assets Grantor licenses Material Intellectual Property together with any agreement, contract or license or other arrangement (other than an agreement, contract or arrangement representing indebtedness for borrowed money) to which any Grantor is a party that is material to the Grantors and their subsidiaries, taken as a whole, and for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Intellectual Property” shall have the meaning assigned to such term in Section 4.09(b).

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (i) in the case of the Borrower, the Borrower Obligations, (ii) in the case of each Grantor or Guarantor, its Guarantor Obligations.

“Owned Intellectual Property” shall have the meaning assigned to such term in Section 4.09(a).

“Patent License” shall mean any and all agreements, licenses and covenants, whether written or oral, providing for the grant by or to any All Assets Grantor of any right in, or under any Patent, or otherwise providing for a covenant not to sue.

“Patents” shall mean all (i) all patents, certificates of invention, inventions (whether or not reduced to practice), or similar industrial property rights of the United States, any other country, union of countries or any political subdivision of any of the foregoing, all reissues and extensions thereof, (ii) all applications for patents of the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, (iii) all rights to, and to obtain, any reissues or extensions of the foregoing, (iv) all inventions and improvements described therein, (v) the right to sue or otherwise recover for any and all past, present, and future infringements and other violations thereof, (vi) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all Patent Licenses entered into in connection therewith), and (vii) all other rights of any kind whatsoever of any All Assets Grantor accruing thereunder or pertaining thereto throughout the world.

“Payment in Full of the Obligations” shall have the meaning assigned to such term in Section 2.01(e).

“Perfection Certificate” shall mean the Pre-Closing UCC Diligence Certificate, dated as of the date hereof, executed by each of the Loan Parties.

“person” shall mean any natural person, institution, sole proprietorship, unincorporated organization, public benefit corporation, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Personal Property” shall have the meaning assigned to such term in Section 3(a).

“Pipeline Owners” shall mean Cheniere Creole Trail Pipeline, L.P. and Cheniere Corpus Christi Pipeline, L.P.

“Pledged Alternative Equity Interests” shall mean all interests of any All assets Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests or Pledged LLC Interests.

“Pledged Collateral” shall mean the collective reference to the Pledged Securities and the Pledged Security Entitlements.

“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any All Assets Grantor, including the debt securities listed on Schedule 4.07(b), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, any All Assets Grantor while this Agreement is in effect.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, and Pledged Alternative Equity Interests.

“Pledged LLC Interests” shall mean with respect to any Grantor, all such Grantor’s rights, title and interest in the limited liability companies listed on Schedule 4.07(a) hereto under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Notes” shall mean (i) with respect to any All Assets Grantor, all promissory notes now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.07(b) and (ii) with respect to any Intercompany Loan Party, the Global Intercompany Note.

“Pledged Partnership Interests” shall mean with respect to any Grantor, all such Grantor’s rights, title and interest in the limited partnership, limited liability partnership or other partnership interests listed on Schedule 4.07(a) hereto under the heading “Pledged Partnership Interests and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

“Pledged Security Entitlements” shall mean all Security Entitlements with respect to the Financial Assets listed on Schedule 4.07(c) and all other Security Entitlements of any All Assets Grantor.

“Pledged Stock” shall mean with respect to any Grantor, all such Grantor’s rights, title and interest in the entities listed on Schedule 4.07(a) hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

“Pledgor” shall mean any Grantor whose name appears under the heading “Pledgor” on Schedule 1 hereto (as such schedule may be amended or supplemented from time to time).

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Lenders (together with their respective successors and assigns).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trademark License” shall mean any and all agreements, licenses and covenants, whether written or oral, providing for the grant by or to any All Assets Grantor of any right in, to or under any Trademark or otherwise providing for a covenant not to sue or permitting co-existence.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, logos, designs and other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) general intangibles of a like nature, (v) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations of any of the foregoing or for any injury to the goodwill associated with the use thereof, (vi) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all Trademark Licenses entered into in connection therewith), and (vii) all other rights of any kind whatsoever of any All Assets Grantor accruing thereunder or pertaining thereto throughout the world.

“Trade Secret License” shall mean any and all agreements, whether written or oral, providing for the grant by or to any All Assets Grantor of any right in, to or under any Trade Secret.

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how (all of the foregoing being collectively called a “Trade Secret”), whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing the foregoing, including (i) the right to sue or otherwise recover for any and all past, present and future misappropriations or other violations thereof, (ii) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all Trade Secret Licenses entered into in connection therewith), and (iii) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto throughout the world.

1.02 Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.

(d) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein or in any other document with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be, in each case, unless otherwise specified, other than indemnification and other contingent obligations not then due and payable.

(e) The words “include,” “includes” and “including,” and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation.”

(f) All references to the Lenders herein shall, where appropriate, include any Lender, the Administrative Agent and the Collateral Agent.

SECTION 2. GUARANTEE

2.01 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can be guaranteed by such Guarantor without rendering such Guarantor insolvent on the date hereof under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.02. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.01(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.01(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other person entitled, under such laws, to enforce the provisions thereof.

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.01(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until Payment in Full of the Obligations (as hereinafter defined).

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than reimbursement and indemnity obligations for which no claim or demand for payment has been made) are paid in full and the Commitments shall have been terminated or shall have expired (the occurrence of each of the foregoing, the “Payment in Full of the Obligations”).

2.02 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Loan Party or is received or collected on account of the Obligations from any Loan Party or its property:

(a) If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan or other extension of credit made to the Borrower, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Loan Party or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other person, including any other Loan Party or its property.

(b) If such payment is made by a Loan Party or from its property, such Loan Party shall be entitled, subject to and upon Payment in Full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Loan Party that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Loan Party pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Loan Party as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Loan Parties based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.

(c) If and whenever any right of reimbursement or contribution becomes enforceable by any Loan Party against any other Loan Party under this Section 2.02, such Loan Party shall be entitled, subject to and upon Payment in Full of the Obligations, to be subrogated

(equally and ratably with all other Loan Parties entitled to reimbursement or contribution from any other Loan Party as set forth in this Section 2.02) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Loan Parties, and not against the Secured Parties, and neither the Collateral Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Loan Party, then (after Payment in Full of the Obligations) the Collateral Agent shall deliver to the Loan Parties making such demand, or to a representative of such Loan Parties or of the Loan Parties generally, an instrument satisfactory to the Collateral Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Collateral Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Collateral Agent.

(d) All rights and claims arising under this Section 2.02 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Loan Party as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until Payment in Full of the Obligations, no Loan Party shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Loan Party in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Loan Party, it shall be held by such Loan Party in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Loan Party to the Collateral Agent, in the exact form received and, if necessary, duly endorsed.

(e) The obligations of the Loan Parties under the Loan Documents, including their liability for the Obligations and the enforceability of any and all security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.02. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Loan Party or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f) Each Loan Party reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Loan Party, but (i) the exercise and enforcement of such rights shall be subject to Section 2.02(d) and (ii) neither the Collateral Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.02(c).

2.03 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.04 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 may be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.05 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.06 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent promptly upon demand by the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Collateral Agent as specified in the Credit Agreement.

SECTION 3. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL

(a) Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral (as defined below) of such Grantor, wherever located and now owned or at any time hereafter acquired or developed by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Borrower Obligations or Grantor Obligations. With respect to any Grantor, the term “Collateral” shall mean all of the Personal Property of such Grantor (as defined below), excluding, however, the Excluded Collateral (as defined below). With respect to any Grantor, the term “Personal Property” shall mean as follows:

(i) all Accounts;

(ii) all As-Extracted Collateral;

(iii) all Chattel Paper;

(iv) all Commercial Tort Claims from time to time specifically described on Schedule 4.11;

(v) all Contracts;

(vi) all Deposit Accounts;

(vii) all Documents;

(viii) all Equipment;

(ix) all Fixtures

(x) all General Intangibles;

(xi) all Goods

(xii) all Instruments;

(xiii) all Insurance;

(xiv) all Intellectual Property;

(xv) all Inventory;

(xvi) all Investment Property;

(xvii) all Letter of Credit Rights;

(xviii) all Money;

(xix) all Securities Accounts;

(xx) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xxi) to the extent not otherwise included, all other property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;

The term “Excluded Collateral” shall mean, with respect to any Grantor, any property that is, at such time, (A) an Excluded Asset, (B) the outstanding capital stock, limited liability interests, partnership interests or other equity interests of a Foreign Subsidiary (as hereinafter defined) in excess of 65% of the voting power of all classes of capital stock, limited liability interests, partnership interests or other equity interests of such Foreign Subsidiary entitled to vote, or (C) any application filed in the U.S. Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act to register a trademark or service mark based on a Grantor’s “intent to use” such trademark or service mark, prior to the filing of a “Statement of Use” or Amendment to Allege Use under Section 1(c) or Section 1(d) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use trademark or service mark application under applicable federal law.

For purposes of this Section 3(a), “Foreign Subsidiary” shall mean, with respect to any Grantor, any corporation, partnership, limited liability company or other business entity (i) which is organized under the laws of a jurisdiction other than a state of the United States or the District of Columbia and (ii) which an aggregate of more than 50% of the outstanding classes of capital stock entitled to vote is, at the time, owned by such Grantor.

(b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, including any Receivables, any Contracts and any Contracts relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such Contracts by reason of or arising out of this Agreement or any other document related hereto or any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or any obligation to take any action to collect or enforce any rights under any Contract included in the Collateral, including any Contract relating to any Receivables or any Contracts relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the Contracts included in the Collateral, including any agreements relating to any Receivables or any Contracts relating to Pledged Partnership Interests or Pledged LLC Interests.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor and/or each Grantor (if and to the extent applicable to such Guarantor and/or such Grantor with respect to any grant of security interests in the Collateral pursuant to Section 3(a) hereof) hereby represents and warrants to the Secured Parties on the date each Loan is made that:

4.01 Representations in Credit Agreement. In the case of each Loan Party, the representations and warranties set forth in Article III of the Credit Agreement as they relate to such Loan Party or to the Loan Documents to which such Loan Party is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Loan Party’s knowledge.

4.02 Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person, except for Permitted Liens. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or with respect to Permitted Liens.

4.03 Perfected Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 4.03 and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof, except for the taking of any actions required to perfect security interests in connection with After-Acquired Intellectual Property and as may be required under the laws of any jurisdiction outside of the United States in order to perfect the Collateral Agent’s Lien in the Collateral created under the laws of such jurisdiction and (b) are prior to all other Liens on the Collateral, except for Permitted Liens. Without limiting the foregoing, each Grantor (to the extent applicable to such Grantor) has taken all actions necessary or desirable, including those specified in Section 5.02 to (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the New York UCC), (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts, (iii) establish the Collateral Agent’s “control” (within the meaning of Section 9-107 of the New York UCC) over all Letter of Credit Rights, (iv) establish the Collateral Agent’s “control” (within the meaning of Section 9-105 of the New York UCC) over all Electronic Chattel Paper and (v) establish the Collateral Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) over all “transferable records” (as defined in UETA).

4.04 Name; Jurisdiction of Organization, etc. On the date hereof, such Loan Party’s exact legal name (as indicated on the public record of such Loan Party’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Loan Party’s chief executive office or sole place of business are specified in the Perfection Certificate. Each Loan Party is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. The jurisdiction of each such Loan Party’s organization of formation is required to maintain a public record showing the Loan Party to have been organized or formed. Except as set forth in the Perfection Certificate, no such Loan Party has changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years.

4.05 Inventory and Equipment. (a) Within the five years preceding execution of this agreement, such Grantor has not changed the location of a material portion of its Equipment and Inventory that is included in the Collateral except as set forth in the Perfection Certificate.

(b) None of the Inventory or Equipment that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

4.06 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.07 Investment Property. (a) Schedule 4.07(a) hereto sets forth the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest owned by each Grantor in the Pledged Equity Interests. Each Grantor listed as the holder of any Pledged Debt Securities or “Pledged Notes set forth on Schedule 4.07(b) represents and warrants that such Pledged Debt Securities and Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing by a Loan Party to such Grantor. Each Grantor listed on Schedule 4.07(c) is the sole entitlement holder of each of the “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, identified therein as being held by such Grantor, and has not consented to or is otherwise aware of any person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account, in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto.

(b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by such Grantor.

(c) All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d) The terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests do not provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction). There shall be no certificated Pledged LLC Interests or Pledged Partnership Interests which provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof, unless all certificates relating thereto (i) have been delivered to the Collateral Agent pursuant to the terms hereof and (ii) expressly provide that they are securities governed by Article 8 of the New York UCC or such certificated Pledged LLC Interests or Pledged Partnership Interests are of a type dealt in or traded on securities exchanges or in securities markets and would be securities under Section 8-103 of the New York UCC.

(e) Such Grantor is the record and beneficial owner of, and has good and defeasible title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except Permitted Liens, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

4.08 Receivables. (a) None of the obligors on any Receivables that are included in the Collateral is a Governmental Authority.

(b) Each Receivable in excess of $1,000,000 that is included in the Collateral (i) to such Grantor’s knowledge, is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) to such Grantor’s knowledge, is and will be enforceable in accordance with its terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to setoffs in accordance with the Credit Agreement, Permitted Liens and refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable material laws and regulations.

4.09 Intellectual Property. No Grantor owns any Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration or any material unregistered Intellectual Property, in each case which is owned by such Grantor in its own name on the date hereof.

4.10 Letters of Credit and Letter of Credit Rights. Each of the All Assets Grantors represents that it is not a beneficiary or assignee under any Letter of Credit. In the event that any Letters of Credit are included in the Collateral that are by their terms transferable, each such Grantor will use commercially reasonable efforts to cause all issuers and nominated persons under Letters of Credit in which such Grantor is the beneficiary or assignee to consent to the assignment of such Letter of Credit to the Collateral Agent and has agreed that upon the occurrence of an Event of Default it shall cause all payments thereunder to be made to the Collateral Account.

4.11 Commercial Tort Claims. No All Assets Grantor has any Commercial Tort Claims individually or in the aggregate in excess of $1,000,000, except as specifically described on Schedule 4.11.

4.12 Contracts.

(a) Schedule 4.12(a) sets forth all of the Material Contracts in which each All Assets Grantor has any right or interest and sets forth each of the Management Services Agreements.

(b) Each Material Contract and each Management Services Agreement is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto and (to the best of such Grantor’s knowledge) each other party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) The right, title and interest of such Grantor in, to and under the Material Contracts and/or the Management Services Agreements are not subject to any existing defenses, rights of recoupment or claims.

(d) Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Material Contracts or and the Management Services Agreements, as applicable, is in default in the performance or observance of any of the terms thereof.

(e) Intentionally Omitted.

(f) Such Grantor has delivered to the Collateral Agent a complete and correct copy of each Material Contract or the Management Services Agreement as applicable, including all amendments, supplements and other modifications thereto.

(g) None of the parties to any Material Contract or Management Services Agreement is a Governmental Authority.

4.13 Perfection Certificate. The Perfection Certificate delivered to the Collateral Agent is true, complete and correct in all material respects as of the date hereof.

SECTION 5. COVENANTS

Each Guarantor and/or each Grantor hereby covenants and agrees (if and to the extent applicable to such Guarantor and/or such Grantor with respect to any grant of security interests in the Collateral pursuant to Section 3 hereof) that, from and after the date of this Agreement until the Payment in Full of the Obligations:

5.01 Covenants in Credit Agreement. Such Loan Party shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Loan Party.

5.02 Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts. (a) If any of the Collateral having a fair market value in excess of $2,500,000 in the aggregate is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, then such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date. Any Collateral not otherwise required to be delivered to the Collateral Agent in accordance with this Subsection (a) shall be delivered to the Collateral Agent, at the request of the Collateral Agent, after an Event of Default has occurred and be continuing.

(b) If any of the Collateral is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c) If any Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall take commercially reasonable efforts to cause the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in a form reasonably satisfactory to the Collateral Agent.

(d) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property included in the Collateral organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Collateral Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.

(e) In the case of any transferable Letters of Credit Rights included in the Collateral in excess of $500,000 individually or in the aggregate, each Grantor shall use commercially reasonable efforts to obtain the consent of any issuer thereof to the transfer of such Letter of Credit Rights to the Collateral Agent. In the case of any other Letter of Credit Rights in excess of $500,000 individually or in the aggregate each Grantor shall use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related Letter of Credit in accordance with Section 5-114(c) of the New York UCC.

5.03 [Reserved]

5.04 [Reserved]

5.05 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain each of the security interests created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall defend such security interest against the claims and demands of all persons whomsoever, subject to the provisions of Section 8.15.

(b) Such Grantor shall furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in form and substance reasonably acceptable to the Collateral Agent.

5.06 Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Loan Party shall not:

(i) change its legal name or jurisdiction of organization from that referred to in Section 4.04 without having given at least thirty (30) days prior notice thereof to the Collateral Agent;

(ii) change its identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading, except upon 30 days’ prior written notice after such change (or such later time as agreed to by the Collateral Agent; or

(iii) change its address to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become seriously misleading, except upon 30 days’ prior written notice after such change (or such later time as agreed to by the Collateral Agent).

All notices to be delivered under this Section 5.06 shall be delivered to the Collateral Agent, together with duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein.

5.07 Notices. Such Grantor shall advise the Collateral Agent promptly, in reasonable detail, of:

(a) any Lien (other than any Permitted Lien) on any of the Collateral; and

(b) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby.

5.08 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer of the Pledged Equity Interests, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default has occurred and is continuing, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If an Event of Default has occurred and is continuing, if any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Collateral Agent, such Grantor shall not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property included in the Collateral or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Investment Property included in the Collateral or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any Lien expressly permitted thereon pursuant to Section 6.02 of the Credit Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property included in the Collateral or Proceeds thereof or any interest therein or (v) without the prior written consent of the Collateral Agent, cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (v), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.08(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.03(c) and 6.07 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(c) or 6.07 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

5.09 Receivables. (a) Other than in a manner consistent with its past practice, such Grantor shall not (i) grant any extension of the time of payment of any Receivable which is part of the Collateral, (ii) compromise or settle any such Receivable for less than the full amount thereof, (iii) release, wholly or partially, any person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any such Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor shall deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables that are included in the Collateral.

(c) Each Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables that are included in the Collateral.

5.10 Intellectual Property. (a) Promptly upon any All Assets Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of the Grantor, including any Intellectual Property which it uses in its business, but does not own (the “Licensed Intellectual Property”), apply for registration thereof with the United states Copyright Office, the United States Patent and Trademark Office and any other appropriate office. Whenever the Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property that is material to the business of the Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, the Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property of the Grantor and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

(b) Each All Assets Grantor agrees that, should it obtain an ownership interest in any item of intellectual property (the “After-Acquired Intellectual Property”), (i) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, (ii) it shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which the Grantor acquires such ownership interest) written notice thereof to the Collateral Agent in accordance herewith, and (iii) it shall provide the Collateral Agent promptly (and, in any event within five Business Days after the last day of the fiscal quarter in which the Grantor acquires such ownership interest) with a schedule setting forth all such After-Acquired Intellectual Property and take such steps as may be necessary or desirable to enable the Collateral Agent to obtain a first priority perfected security interest therein (subject only to Permitted Liens).

(c) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Owned Intellectual Property or Licensed Intellectual Property, which is material to the conduct of such Grantor’s business as currently conducted (collectively, the “Material Intellectual Property”) may lapse or become abandoned, forfeited, abandoned or dedicated to the public, invalid unenforceable or otherwise impaired in any way or which would affect the validity, grant or enforceability of the security interest granted herein, except as permitted under Section 5.10(i).

(d) Such Grantor shall not knowingly do any act or permit any act or knowingly omit to do any act that infringes, misappropriates, dilutes or violates the Intellectual Property rights of any other person in each cause that could reasonably expected to have a Material Adverse Effect on the business of such Grantor.

(e) Such Grantor shall, and shall take reasonable steps to require its licensees, to use Material Intellectual Property with proper statutory notice of registration and all other notices and legends required by applicable requirements of law, consistent with industry practices.

(f) Such Grantor shall notify the Collateral Agent promptly if it knows, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development in any proceeding (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country except for non-final office actions issued in the course of prosecution of applications for registration) regarding such Grantor’s ownership, registration or use of, or the validity or enforceability of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, except to the extent that Grantor is abandoning such Intellectual Property as permitted under Section 5.10.

(g) Such Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to pursue and prosecute each application (and to obtain the relevant registration) and to maintain each registration of Material Intellectual Property, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and, where commercially reasonable, the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(h) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets that are included in the Material Intellectual Property, including advising employees of the confidentiality of company proprietary information, entering into confidentiality agreements with employees and consultants, and labeling and restricting access to secret information and documents, consistent with past practice.

(i) In the event that any Material Intellectual Property is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly notify the Collateral Agent after it learns thereof and shall promptly take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and attempt to recover damages for such infringement, misappropriation, dilution or other violation and protect its rights in such Intellectual Property, including through the initiation of a suit seeking injunctive relief and/or to recover damages.

(j) Such Grantor (either itself or through licensees) shall not, without the prior written consent of the Collateral Agent, discontinue use of or otherwise abandon any of its Material Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined in its reasonable business judgment that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

(k) Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not, as of the Closing Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral.

5.11 Contracts. (a) Each All Assets Grantor shall perform and comply in all material respects with all its obligations under the Material Contracts that are included in the Collateral.

(b) Such Grantor shall not amend, modify, terminate, waive or fail to enforce any provision of any Material Contract that is included in the Collateral in any manner which could reasonably be expected to materially adversely affect the value of the Collateral or otherwise have a Material Adverse Effect.

(c) Such Grantor shall notify the Collateral Agent in the event it fails to exercise promptly and diligently each and every material right which it may have under each Material Contract that is included in the Collateral.

(d) In the event of a default under any Material Contract that is included in the Collateral, the applicable Grantor shall deliver to the Collateral Agent a notice of such default stating whether such default can be cured and any measures that are being taken to cure such default.

(e) Such Grantor shall deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract and shall also deliver to the Collateral Agent a copy of all new Material Contracts entered into after the date hereof.

(f) After the date hereof, such Grantor shall not permit to become effective in any Material Contract that is included in the Collateral, a provision that would prohibit the creation or perfection of, or exercise of remedies in connection with, a Lien on such Material Contract in favor of the Collateral Agent for the ratable benefit of the Secured Parties unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

5.12 Commercial Tort Claims. Each All Assets Grantor shall advise the Collateral Agent promptly of any Commercial Tort Claim held by such Grantor individually or in the aggregate in excess of $100,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Collateral Agent to grant a security interest in such Commercial Tort Claim to the Collateral Agent for the ratable benefit of the Secured Parties.

SECTION 6. REMEDIAL PROVISIONS

6.01 Certain Matters Relating to Receivables. (a) If directed by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables that are included in the Collateral, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.05, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables that are included in the Collateral shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) If an Event of Default has occurred and is continuing, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to Receivables that are included in the Collateral, including all original orders, invoices and shipping receipts.

6.02 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables that are included in the Collateral and parties to the Contracts that are included in the Collateral to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any such Receivables or Contracts.

(b) The Collateral Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract that is included in the Collateral of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under such Receivables and/or Contracts directly to the Collateral Agent;

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.03 Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the applicable Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.03(b), each Grantor shall be permitted upon three (3) Business Days’ notice to the Collateral Agent to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the applicable Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that (i) the Proceeds of such cash dividends and payments shall be applied in accordance with the Credit Agreement, this Agreement or any other Loan Document and (ii) no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon upon notice to such Grantor have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. If an Event of Default has occurred and is continuing, in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Collateral Agent.

6.04 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.01 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, at the request of the Collateral Agent, all Proceeds of the Collateral received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.05.

6.05 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.06) constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to the Collateral Agent, to pay accrued and unpaid interest and reasonable fees and expenses of the Secured Parties under the Loan Documents;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance of such Proceeds remaining after the Payment in Full of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.06 Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made may constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s reasonable request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

(b) The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.06, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

(c) In the event of any disposition of any of the Trademarks, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and with respect to any Intellectual Property Collateral, the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with records, documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to such Intellectual Property Collateral subject to such disposition, and such Grantor’s customer lists pertaining thereto, subject to appropriate confidentiality undertakings on the part of any person receiving such proprietary information.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

6.07 Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Common Units of CQP held by the Borrower (the “Common Units”) pursuant to Section 6.06, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Common Units, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor shall cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Common Units, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Common Units, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to use commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.07 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.07 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.07 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.

6.08 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

6.09 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Section 6 at such time as the Collateral Agent is lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive, royalty-free license to use, assign, license or sublicense any or all of the Intellectual Property now owned or hereafter created, or acquired by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 7. THE COLLATERAL AGENT

7.01 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, such appointment being coupled with an interest for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following with respect to the Collateral in which such Grantor has granted a security interest pursuant to Section 3 hereof:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract that is included in the Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.07 or 6.08, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 7.01(b), it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b) If an Event of Default has occurred and is continuing, if any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that, except to the extent such Grantor is party to a Management Services Agreement Consent, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to immediately comply therewith.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.01 shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.02 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor or any other Loan Party for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor or any other Loan Party.

7.03 Filing of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or, in the case of the All Assets Grantors, as “all assets” or “all personal property,” whether now owned or hereafter existing or acquired or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable.

7.04 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding the foregoing, the Collateral Agent acknowledges and agrees that any action taken by the Collateral Agent hereunder shall be made at the direction of the Required Lenders.

7.05 Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Collateral Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION	8. MISCELLANEOUS

8.01 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Loan Party and the Collateral Agent, subject to any consents required under Section 9.08(b) of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Loan Party may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent.

8.02 Notices. All notices, requests and demands to or upon the Collateral Agent or any Loan Party hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement.

8.03 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 9.01(b)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.04 Enforcement Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent and the other Secured Parties shall be entitled to reimbursement of their expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Each Loan Party agrees to pay, and to hold the Collateral Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except Other Taxes covered in Section 2A.04 of the Credit Agreement.

(c) Each Loan Party agrees to pay, and to hold the Collateral Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.

(d) The exculpatory and indemnification provisions in favor of the Collateral Agent and the Secured Parties contained in the Credit Agreement shall be deemed to be incorporated into this Agreement and shall be in addition to all such exculpatory or indemnification provisions contained herein and shall bind any person seeking performance by the Collateral Agent. In the event of any conflict between such provisions in the Credit Agreement and the provisions contained herein, the provisions contained in the Credit Agreement shall control.

(e) Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall have no fiduciary relationship with any person related to this Agreement or the duties to be performed hereunder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Collateral Agent.

(f) Neither the Collateral Agent nor any of its respective officers, directors, employees, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any person for any recitals, statements, representations or warranties made by ay person contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of any party hereto to perform its obligations hereunder or (iii) liable for any special, exemplary, punitive or consequential damages. The Collateral Agent shall not be under any obligation to any person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Guarantor or Grantor.

(g) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter,

telecopy, telex or teletype message, statement, order or other document or conversation believe by it, in its reasonable judgment, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including counsel to the Lenders, Guarantors or Grantors), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or refraining from acting, under the Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

(h) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.05 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, and any attempted assignment without such consent shall be null and void.

8.06 Set-Off. Each Loan Party hereby irrevocably authorizes each Secured Party at any time and from time to time, while an Event of Default shall have occurred and be continuing, with notice to such Loan Party or any other Loan Party, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Loan Party, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Loan Party to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Loan Party, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Loan Party promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

8.07 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile and electronic PDF delivery), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.08 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.09 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Loan Parties, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8.12 Submission to Jurisdiction; Waivers. Each Loan Party hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address and in the manner specified in Section 9.01 of the Credit Agreement or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgments. Each Loan Party hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Loan Party and the Secured Parties.

8.14 Releases. (a) At such time as the Payment in Full of the Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests in such Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for such release identifying the relevant Guarantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

8.15 WAIVER OF JURY TRIAL. EACH LOAN PARTY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.16 Reinstatement. This Guarantee and Collateral Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any such Loan Party’s assets, and shall continue to be effective or be reinstated, as the case be, if at any time payments and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.17 Multiple Capacities. Each of the parties hereto hereby (i) acknowledges that The Bank of New York Mellon is being asked to act in multiple capacities as Administrative Agent, Collateral Agent and as a Depository Agent and (ii) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against The Bank of New York Mellon any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

CHENIERE COMMON UNITS HOLDING, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE MIDSTREAM HOLDINGS, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE PIPELINE COMPANY

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE PIPELINE GP INTERESTS, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE SOUTHERN TRAIL GP, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

GRAND CHENIERE PIPELINE, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE CREOLE TRAIL PIPELINE, L.P.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE CORPUS CHRISTI PIPELINE, L.P.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE SUPPLY & MARKETING, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE LNG SERVICES, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

GUARANTORS:

CHENIERE MIDSTREAM HOLDINGS, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE ENERGY OPERATING CO., INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE PIPELINE COMPANY

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

SABINE PASS TUG SERVICES, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE PIPELINE GP INTERESTS, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE SOUTHERN TRAIL GP, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

GRAND CHENIERE PIPELINE, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE SOUTHERN TRAIL PIPELINE, L.P.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE CREOLE TRAIL PIPELINE, L.P.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE CORPUS CHRISTI PIPELINE, L.P.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE LNG SERVICES, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:	/s/ Robert D. Hingston
Name:	ROBERT D. HINGSTON
Title:	VICE PRESIDENT